Consent of Independent Registered Public Accounting Firm

Workstream, Inc.
Maitland, Florida

We hereby consent to the incorporation by reference in this registration statement of our report dated September 13, 2010, relating to the consolidated financial statements of Workstream, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2010.

Cross, Fernandez & Riley, LLP

Orlando, Florida May 18, 2011

201 S. Orange Avenue, Suite 800 • Orlando, FL 32801-3421 • 407-841-6930 • Fax: 407-841-6347
525 Pope Avenue NW • Winter Haven, FL 33881 • 863-299-5638 • Fax: 863-299-8944
2907 W. Bay to Bay Blvd, Suite 202 • Tampa, FL 33629 • 813-414-0121 Fax: 407-841-6347
www.cfrcpa.com